UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.   Entry Into A Material Definitive Agreement.

On December 22, 2008, Force Protection, Inc. (the “Company”) exercised its option to renew and extend the term pursuant to each of the following leases (collectively, the “Leases,” and each a “Lease”) by and among the Company, Aerospace/Defense, Inc., and Force Protection Industries, Inc., a wholly-owned subsidiary of the Company:

1.                                  Fourth Amended and Restated Industrial Lease (covering certain premises within Building No. 1) effective as of July 1, 2007;

2.                                  Office Lease dated June 1, 2005 (covering a portion of the Office Area in Building No. 1) last amended by First Amendment to Office Lease effective as of July 1, 2007;

3.                                  Industrial Lease dated July 13, 2004 (covering a portion of Building No. 2) last amended by Fourth Amendment to Lease effective as of November 1, 2007; and

4.                                  Ground Lease dated February 1, 2007 (covering the Ground Lease on which Building No. 6 has been built) last amended by First Amendment to Ground Lease effective as of July 1, 2007.

As a result of exercising the option to renew and extend the term of the Lease, the term for each Lease will expire on June 30, 2014.  The Company did not exercise the option to renew and extend the term of the lease for the Industrial Lease dated September 2, 2003 (covering Building No. 3) last amended by Second Amendment to Lease effective as of July 1, 2007, which lease expires on June 30, 2009.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description

10.1	Notice to Renew dated December 22, 2008 by Force Protection, Inc. to Aerospace/Defense, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: December 30, 2008

/s/ Lenna Ruth Macondal
(Signature)
Name: Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel & Corporate Secretary

EXHIBIT LIST

Exhibit	Description

10.1	Notice to Renew dated December 22, 2008 by Force Protection, Inc. to Aerospace/Defense, Inc.